UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                March 20, 1997
                Date of Report (Date of earliest event reported)


                            ANALYTICAL SURVEYS, INC.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
                            (State of incorporation)

                                     0-13111
                            (Commission File Number)

                                    84-0846389
                        (IRS Employer Identification No.)

                               1935 Jamboree Drive
                        Colorado Springs, Colorado 80920
                    (Address of principal executive offices)

                                 (719)-593-0093
                         (Registrant's telephone number)



Item 5.  Other Events


On March 21, 1997 the Analytical Surveys, Inc. (ASI) board of directors elected Mr. Sidney V. Corder to the position of chairman of the board of directors. Mr. Corder has served as ASI's president since 1990 and CEO since 1993. He replaces former chairman John A. Thorpe who stepped down as part of his previously announced plans to reduce his day-to-day role at the company. Mr. Thorpe will continue to serve as a director and as chief technical officer.


On March 20, 1997, Analytical Surveys, Inc. announced it has received four new contracts with a combined value of $3.7 million. The orders advance ASI's total orders signed in the second quarter to $18.7 million.

Following are highlights of the new contracts:

     Customer Name                               Services
     -------------                               --------

     Surry County                        Aerial photography, airborne GPS,
     Mount Airy, North Carolina          street centerlines for E911, digital
                                         orthophotography, and limited
                                         planimetric mapping

     Greenville County                   Aerial photography, ground control
     Greenville, South Carolina          planimetric and topographic mapping
                                         digital orthophotography and
                                         street centerlines

     Florida Power and Light             Additional planimetric mapping
     Juno Beach, Florida

     United States Geological Survey     Digital orthophotograph quarter-
     Alabama, Colorado, Louisiana,       quads
     Oklahoma, Utah



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                      Analytical Surveys, Inc.
                                                            (Registrant)




                Date March 26, 1997                    /s/  Scott C. Benger
                                                      ------------------------
                                                      Scott C. Benger,
                                                      Secretary/Treasurer